Exhibit 99.1

PC Connection, Inc. Reports Fourth Quarter and Full Year Results

MERRIMACK, N.H.--(BUSINESS WIRE)--February 2, 2012--PC Connection, Inc. (NASDAQ: PCCC):

FOURTH QUARTER SUMMARY:	FULL YEAR SUMMARY:

Net sales: $553.2 million, level y/y	Net sales: $2.103 billion, up 6.5% y/y
SG&A: 10.3% of net sales	SG&A: 10.3% of net sales
Operating income: $11.8 million, 2.1% of net sales	Operating income: $47.6 million, 2.3% of net sales
Diluted earnings per share: $0.28, up 8% y/y	Diluted earnings per share: $1.07, up 26% y/y

PC Connection, Inc. (NASDAQ: PCCC), which through its subsidiaries provides a full range of information technology (IT) solutions from design through deployment to business, government, and education markets, today announced results for the quarter and year ended December 31, 2011. Consolidated net sales for the fourth quarter of 2011 were $553.2 million, compared to $555.6 million for the fourth quarter of 2010. Net income for the quarter ended December 31, 2011 was $7.4 million, or $0.28 per share, compared to net income of $6.9 million, or $0.26 per share, for the corresponding prior year period.

Net sales for the year ended December 31, 2011 were $2.10 billion, an increase of $129.1 million or 6.5%, compared to $1.97 billion for the year ended December 31, 2010. Net income for the year ended December 31, 2011 increased 25.4% to $28.8 million, or $1.07 per share, compared to $23.0 million, or $0.85 per share, for the year ended December 31, 2010.

Quarterly Sales by Segment:

  Net sales for the SMB segment decreased in the quarter by 8.6% to $224.1 million, compared to net sales in the fourth quarter of 2010. Sales of desktops and notebooks related to the PC refresh continued to be strong in the quarter; however, overall sales decreased year over year due to lower sales of tablets and media players, as well as hard drive product constraints, in the fourth quarter of 2011.
  Net sales for the Large Account segment increased by 17.3% to $197.0 million compared to sales in the fourth quarter of 2010. This segment includes the operating results for ValCom Technology (“ValCom”), a provider of infrastructure management and onsite managed services to medium-to-large corporations, which we acquired in the first quarter of 2011. Excluding ValCom’s sales for the quarter, Large Account sales would have increased year over year by 10.5% due to strong demand for enterprise solutions.
  Net sales to government and education customers (Public Sector segment) decreased year over year by 2.0% to $115.0 million due primarily to budgetary constraints. Sales to state and local government and educational institutions decreased by 3.5% during the quarter, while sales to the federal government were only nominally lower than the prior year quarter.
  Net sales to consumers and SOHO customers by PC Connection Express were $17.0 million in the fourth quarter of 2011, compared to $24.9 million in the fourth quarter of 2010. Gross profit dollars, however, increased by 7.2% in the quarter as gross margin improvements continued to be the primary focus for this segment.

Quarterly Sales by Product Mix:

  Notebook and PDA sales, the Company’s largest product category, decreased by 2% year over year and accounted for 17% of net sales in the fourth quarter of 2011 compared to 18% of net sales in the fourth quarter of 2010. Pricing pressures resulted in a 6% decrease in average selling prices, or ASPs, as unit sales increased by 5% year over year.
  Desktop/server sales decreased by 7% year over year, accounting for 16% of net sales in the fourth quarter of 2011 compared to 17% of net sales in the fourth quarter of 2010. Desktop sales decreased as a result of a 14% decrease in ASPs, however unit sales increased by 10%. Server sales decreased year over year as a result of a 10% decrease in unit sales, as ASPs were largely unchanged.
  Net/com products sales increased by 17% year over year, accounting for 11% of net sales in the fourth quarter of 2011 compared to 9% of net sales in the fourth quarter of 2011. Net/com sales were strong in both the SMB and Large Account segments with double digit growth from each segment contributing to the overall increase.
  Storage device sales increased by 11% year over year, accounting for 7% of net sales in the fourth quarter of 2011 and 2010. Increased demand for storage solutions and servers from both SMB and Large Account customers led to the growth in this category.

Overall gross profit dollars increased by $5.4 million, or 8.6%, to $68.7 million in the fourth quarter of 2011 compared to the prior year. Consolidated gross margin, as a percentage of net sales, increased to 12.4% in the fourth quarter of 2011 compared to 11.4% in the prior year quarter. Each of the segments generated significant increases in gross margin.

Total selling, general and administrative expenses for the quarter increased year over year by $5.3 million, or 10.3%, and increased as a percentage of net sales to 10.3% for the fourth quarter of 2011, from 9.3% for the fourth quarter of 2010. The dollar and percentage increases were attributable to investments in solutions sales capabilities, increased variable compensation associated with improved gross profit, and the inclusion of ValCom’s operating costs for the quarter. The total number of sales representatives was 646 at December 31, 2011, compared to 615 at December 31, 2010, and 636 at September 30, 2011.

During the quarter, the Company paid a one-time special cash dividend of $0.40 per share. The total cash payment of $10.6 million was made on December 7, 2011 to shareholders of record on November 25, 2011.

“I am pleased with our overall performance in 2011. PC Connection achieved record annual sales while attaining the highest annual gross margin in over a decade,” said Timothy McGrath, President and Chief Executive Officer. “We remain committed to making the investments necessary to continue to grow our business and improve operating performance. We believe the strategies we have put in place will position us well to gain market share and enhance long-term shareholder value.”

About PC Connection, Inc.

PC Connection, Inc., a Fortune 1000 company, has four sales subsidiaries: PC Connection Sales Corporation, MoreDirect, Inc., GovConnection, Inc., and Professional Computer Center, Inc. d/b/a ValCom Technology, headquartered in Merrimack, NH, Boca Raton, FL, Rockville, MD, and Itasca, IL, respectively. All four companies can deliver custom-configured computer systems overnight from our ISO 9001:2008 certified technical configuration lab at our distribution center in Wilmington, OH. Investors and media can find more information about PC Connection, Inc. at http://ir.pcconnection.com.

PC Connection Sales Corporation (800-800-5555), operates the original business of PC Connection, Inc. serving primarily the small- and medium-sized business sector, and is a rapid-response provider of information technology (IT) products and services. It offers more than 300,000 brand-name products through its staff of technically trained sales account managers and telesales specialists, catalogs, publications, and its website at www.pcconnection.com. As a result of a merger of two subsidiaries, this subsidiary, beginning in 2012, also serves the consumer and small office users under its PC Connection Express brand (888-800-0323) at www.pcconnectionexpress.com and is, under its MacConnection brand (800-800-2222), one of Apple’s largest authorized online resellers at www.macconnection.com.

MoreDirect, Inc. (561-237-3300), www.moredirect.com, provides corporate technology buyers with best-in-class IT solutions, in-depth IT supply-chain expertise, and access to over 300,000 products and 1,600 vendors through TRAXX™, a cloud-based eProcurement system. Backed by over 500 technical certifications, MoreDirect’s team of engineers, software licensing specialists, and project managers help reduce the cost and complexity of buying hardware, software, and services throughout the entire IT lifecycle.

GovConnection, Inc. (800-800-0019) is a rapid-response provider of IT products and services to federal, state, and local government agencies and educational institutions through specialized account managers, catalogs, and publications, and online at www.govconnection.com.

Professional Computer Center, Inc. d/b/a ValCom Technology (630-285-0500), www.valcomtechnology.com, provides technology services to medium-to-large corporate organizations utilizing its proprietary cloud-based IT service management software, WebSPOC™. Through its experienced technical service personnel ValCom Technology provides network, server, storage, mission-critical onsite support, installation, and hosting of lifecycle services.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements that are subject to risks and uncertainties, including, but not limited to, the impact of changes in market demand and the overall level of economic activity and environment, or in the level of business investment in information technology products, competitive products and pricing, product availability and market acceptance, new products, fluctuations in operating results, and the ability of the Company to manage personnel levels in response to fluctuations in revenue, and other risks that could cause actual results to differ materially from those detailed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2010. More specifically, the statements in this release concerning the Company’s outlook for 2012 and other statements of a non-historical basis (including statements regarding the Company’s ability to grow revenues, improve gross margins, and increase market share) are forward-looking statements that involve certain risks and uncertainties. Such risks and uncertainties include the ability to realize market demand for and competitive pricing pressures on the products and services marketed by the Company, the continued acceptance of the Company's distribution channel by vendors and customers, continuation of key vendor and customer relationships and support programs, the ability of the Company to integrate the operations of ValCom Technology, the ability of the Company to gain or maintain market share, and the ability of the Company to hire and retain qualified sales representatives and other essential personnel. The Company disclaims any obligation to update the information in this press release or revise any forward-looking statements, whether as a result of any new information, future events, or otherwise.

CONSOLIDATED SELECTED FINANCIAL INFORMATION
At or for the Three Months Ended December 31,	2011		2010
(Dollars and shares in thousands, except operating data, P/E ratio, and per share data)		% of		% of	%
		Net Sales		Net Sales	Change

Operating Data:
Net sales	$553,162		$555,563		-
Diluted earnings per share	$0.28		$0.26		8%

Gross margin	12.4%		11.4%
Operating margin	2.1%		2.1%
Return on equity (1)	10.9%		10.9%

Orders entered (2)	329,600		345,800		(5%)
Average order size (2)	$1,958		$1,810		8%

Inventory turns (1)	25		23
Days sales outstanding	53		44

Product Mix:
Notebook & PDA	$95,296	17%	$97,266	18%	(2%)
Desktop/Server	85,464	16	91,870	17	(7)
Software	81,744	15	82,344	15	(1)
Net/Com Product	60,757	11	52,069	9	17
Video, Imaging & Sound	51,640	9	69,248	12	(25)
Printer & Printer Supplies	41,043	8	39,121	7	5
Storage Device	40,638	7	36,659	7	11
Memory & System Enhancement	22,582	4	23,406	4	(4)
Accessory/Other	73,998	13	63,580	11	16
Total Net Sales	$553,162	100%	$555,563	100%	-

Net Sales of Enterprise Server and Networking Products (included in the above Product Mix):

	$215,695	39%	$201,850	36%	7%

Stock Performance Indicators:
Actual shares outstanding	26,365		26,653
Total book value per share	$10.37		$9.67
Tangible book value per share	$8.23		$7.80
Closing price	$11.09		$8.86
Market capitalization	$292,388		$236,146
Trailing price/earnings ratio	10		10

(1) Annualized
(2) Does not reflect cancellations or returns

REVENUE AND MARGIN INFORMATION
For the Three Months Ended December 31,	2011		2010
	Net	Gross	Net	Gross
(Dollars in thousands)	Sales	Margin	Sales	Margin

SMB	$224,121	14.4%	$245,244	13.3%
Large Account	197,049	10.8	168,023	10.1
Public Sector	114,978	11.9	117,377	10.6
Consumer/SOHO	17,014	8.9	24,919	5.7
Total	$553,162	12.4%	$555,563	11.4%

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Three Months Ended December 31,	2011		2010
(amounts in thousands, except per share data)	Amount	% of Net Sales	Amount	% of Net Sales

Net sales	$553,162	100.0%	$555,563	100.0%
Cost of sales	484,427	87.6	492,267	88.6
Gross profit	68,735	12.4	63,296	11.4

Selling, general and administrative expenses	56,952	10.3	51,618	9.3
Income from operations	11,783	2.1	11,678	2.1

Interest expense	(148)	-	(185)	-
Other, net	60	-	54	-
Income tax provision	(4,268)	(0.8)	(4,669)	(0.9)
Net income	$7,427	1.3%	$6,878	1.2%

Earnings per common share:
Basic	$0.28		$0.26
Diluted	$0.28		$0.26

Weighted average common shares outstanding:
Basic	26,451		26,821
Diluted	26,599		26,888

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Years Ended December 31,	2011		2010
(amounts in thousands, except per share data)	Amount	% of Net Sales	Amount	% of Net Sales

Net sales	$2,103,295	100.0%	$1,974,198	100.0%
Cost of sales	1,838,411	87.4	1,744,298	88.3
Gross profit	264,884	12.6	229,900	11.7

Selling, general and administrative expenses	217,273	10.3	191,233	9.7
Income from operations	47,611	2.3	38,667	2.0

Interest expense	(369)	-	(490)	-
Other, net	189	-	213	-
Income tax provision	(18,644)	(0.9)	(15,429)	(0.8)
Net income	$28,787	1.4%	$22,961	1.2%

Earnings per common share:
Basic	$1.08		$0.85
Diluted	$1.07		$0.85

Weighted average common shares outstanding:
Basic	26,703		27,007
Diluted	26,800		27,053

CONDENSED CONSOLIDATED BALANCE SHEETS			December 31,		December 31,
(amounts in thousands)			2011		2010

ASSETS
Current Assets:
Cash and cash equivalents			$4,615		$35,374
Accounts receivable, net			295,188		238,011
Inventories			77,437		74,293
Prepaid expenses and other current assets			4,713		4,210
Deferred income taxes			4,436		3,813
Income taxes receivable			1,927		1,489
Total current assets			388,316		357,190
Property and equipment, net			22,570		13,500
Goodwill			51,276		48,060
Other intangibles, net			5,205		1,786
Other assets			652		405
Total Assets			$468,019		$420,941

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current maturities of capital lease obligation to affiliate			$971		$870
Note payable - bank			5,267		-
Accounts payable			130,900		114,632
Accrued expenses and other liabilities			30,902		23,963
Accrued payroll			12,964		12,652
Total current liabilities			181,004		152,117
Deferred income taxes			9,026		5,822
Other liabilities			3,471		3,403
Capital lease obligation to affiliate, less current maturities			989		1,960
Total Liabilities			194,490		163,302
Stockholders’ Equity:
Common stock			276		275
Additional paid-in capital			99,957		98,871
Retained earnings			182,274		164,075
Treasury stock at cost			(8,978)		(5,582)
Total Stockholders’ Equity			273,529		257,639
Total Liabilities and Stockholders’ Equity			$468,019		$420,941

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
Year Ended December 31, 2011 (amounts in thousands)

	Common Stock		Additional	Retained	Treasury Stock
	Shares	Amount	Paid-In Capital	Earnings	Shares	Amount	Total

Balance–January 1, 2011	27,507	$275	$98,871	$164,075	(854)	$(5,582)	$257,639

Stock-based compensation expense	-	-	824	-	-	-	824

Issuance of common stock under stock incentive plans	64	1	403	-	-	-	404

Issuance of common stock under Employee Stock Purchase Plan	42	-	380	-	-	-	380

Nonvested stock awards	-	-	(633)	-	93	633	-

Tax benefit from stock-based compensation	-	-	112	-	-	-	112

Repurchase of common stock for treasury	-	-	-	-	(487)	(4,029)	(4,029)

Dividend payment	-	-	-	(10,588)	-	-	(10,588)

Net income and comprehensive income	-	-	-	28,787	-	-	28,787

Balance–December 31, 2011	27,613	$276	$99,957	$182,274	(1,248)	$(8,978)	$273,529

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, (amounts in thousands)	2011	2010

Cash Flows from Operating Activities:
Net income	$28,787	$22,961
Adjustments to reconcile net income to net cash used for
operating activities:
Depreciation and amortization	5,951	5,430
Provision for doubtful accounts	2,768	2,372
Deferred income taxes	2,581	1,546
Stock-based compensation expense	824	1,531
Income tax benefit (deficiency) related to equity awards	112	(16)
Loss on disposal of fixed assets	16	2
Excess tax benefit from exercise of stock options	(15)	-
Fair value adjustment to contingent consideration	(80)	-

Changes in assets and liabilities:
Accounts receivable	(56,682)	(22,288)
Inventories	(2,850)	(6,902)
Prepaid expenses and other current assets	(673)	(2,014)
Other non-current assets	(219)	77
Accounts payable	14,497	(10,329)
Accrued expenses and other liabilities	(309)	6,768
Net cash used for operating activities	(5,292)	(862)

Cash Flows from Investing Activities:
Purchases of property and equipment	(10,855)	(6,387)
Acquisition of ValCom Technology, net of cash acquired	(4,745)	-
Purchase of intangible asset	(450)	(800)
Proceeds from sale of property and equipment	4	9
Net cash used for investing activities	(16,046)	(7,178)

Cash Flows from Financing Activities:
Proceeds from short-term borrowings	59,373	9,485
Repayment of short-term borrowings	(54,106)	(9,485)
Dividend payment	(10,588)	-
Purchase of treasury shares	(4,029)	(3,067)
Repayment of capital lease obligation to affiliate	(870)	(780)
Exercise of stock options	404	670
Issuance of stock under Employee Stock Purchase Plan	380	294
Excess tax benefit from exercise of stock options	15	-
Net cash used for financing activities	(9,421)	(2,883)
Decrease in cash and cash equivalents	(30,759)	(10,923)
Cash and cash equivalents, beginning of period	35,374	46,297
Cash and cash equivalents, end of period	$4,615	$35,374

Non-cash Investing and Financing Activities:
Contingent consideration included in accrued expenses and other liabilities	$1,960	$-
Accrued capital expenditures	430	4
Issuance of nonvested stock from treasury	633	820

pccc-g

CONTACT:
PC Connection, Inc.
William Schulze, 603-683-2322
Vice President and Corporate Controller